UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2022, the Board of Directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”) appointed Cecilia Jones as the Company’s Chief Financial Officer effective as of September 26, 2022 (the “Effective Date”). In connection with her appointment as Chief Financial Officer, Ms. Jones will serve as the Company’s principal financial officer.

Ms. Jones, age 48, served as Chief Financial Officer of LogicBio Therapeutics, Inc. (“LogicBio”), a publicly-traded gene therapy company, from January 2021 to September 2022. Prior to joining LogicBio, Ms. Jones worked at Biogen Inc. (“Biogen”), a publicly-traded biopharmaceutical company, where she held a variety of roles from November 2010, most recently serving as Vice President, Finance from June 2019 until January 2021 and as Senior Director, Corporate Finance from July 2015 to June 2019. Before Biogen, Ms. Jones served in various roles in financial planning and analysis at Interactive Data Corporation, a financial market data company, and Genzyme Corporation (prior to its acquisition by Sanofi S.A.). Ms. Jones has an M.B.A. from the Harvard Business School and an economics degree from Universidad de San Andres in Buenos Aires, Argentina.

In connection with her appointment as Chief Financial Officer, Ms. Jones entered into an employment agreement with the Company (the “Employment Agreement”) on September 16, 2022, with her employment effective as of the Effective Date. Pursuant to the Employment Agreement, Ms. Jones will be paid an annual base salary of $475,000. Following the end of each calendar year, Ms. Jones will be eligible to receive a discretionary annual performance and retention bonus with a target of 45% of her then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Ms. Jones’s achievement of her performance goals. Ms. Jones’s annual bonus for the year ended December 31, 2022 will be paid at 50% of the amount of the bonus Ms. Jones would have received had she been employed with the Company for the full year. Ms. Jones will be entitled to severance benefits in accordance with the Company’s Severance Benefits Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36014) on April 22, 2016, as modified by applicable provisions of the Employment Agreement.

The Company will grant Ms. Jones a nonstatutory stock option to purchase shares of the Company’s common stock with a Black-Scholes value of $1.875 million, based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date. The stock options will have an exercise price per share equal to the closing price on the grant date and will vest as to 25% of the shares underlying the stock options on the first anniversary of the Effective Date and, as to the remaining shares, monthly thereafter until the fourth anniversary of the Effective Date. The Company will also grant Ms. Jones (i) restricted stock units (“RSUs”) for a number of shares of common stock equal to $625,000 divided by the closing price on the grant date and (ii) performance stock units (the “PSUs”) for a number of shares of common stock equal to $300,000 divided by the closing price on the grant date. Each RSU will entitle Ms. Jones to receive one share of the Company’s common stock for each RSU that vests. The RSUs will vest in equal annual installments on each anniversary of the grant date, until the third anniversary of such date. Each PSU represents a contingent right to receive one share of the Company’s common stock upon the achievement of specified performance milestones.

The stock options, RSUs and PSUs will be granted outside the Company’s 2013 Stock Incentive Plan, as an inducement material to Ms. Jones’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

In addition, Ms. Jones will enter into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-189216) on July 11, 2013, pursuant to which the Company may be required, among other things, to indemnify Ms. Jones for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There are currently no arrangements or understandings between Ms. Jones and any other person pursuant to which Ms. Jones will be appointed as Chief Financial Officer. There are currently no transactions in which Ms. Jones has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

A copy of the Company’s press release announcing Ms. Jones’s appointment as Chief Financial Officer is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated September 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: September 19, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer